Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of MBC Funding II Corp. on Form 10-K, for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vanessa Kao, Chief Financial Officer of MBC Funding II Corp., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MBC Funding II Corp.

Date: March 12, 2025	/s/ Vanessa Kao
Vanessa Kao
(Principal Financial Officer)